Exhibit 10.9
STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) dated as of the 17th day of April, 2007, is made and entered into by and between MASTODON VENTURES, INC., a Texas corporation with offices at 600 Congress Ave., Suite 1220, Austin, TX 78701 (“Purchaser”) and ALLMARINE CONSULTANTS CORPORATION, a Nevada corporation with offices at 8601 RR 2222, Bldg. 1, Suite 210, Austin, Texas 78730 (“Seller”).

W I T N E S S E T H :

WHEREAS, Seller is desirous of selling certain of its authorized and unissued shares of common stock to Purchaser in consideration for introducing Baxl Technologies, Inc. to Seller in connection with a reverse merger transaction, and Purchaser is willing to purchase such shares of common stock from Seller, all on and subject to the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the foregoing premises, and of the mutual covenants and undertakings contained herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties to this Agreement hereby agree as follows:

ARTICLE 1
CAPITALIZATION

1.01.  Capitalization. As of the date hereof, Seller is and will be authorized to issue 100,000,000 shares of common stock, $.001 par value per share (the “Common Stock”) and 10,000,000 shares of preferred stock, $.001 par value per share (the “Preferred Stock”). As of the date hereof, there are 995,000 shares of Common Stock issued and outstanding, no shares of Preferred Stock outstanding and 12,500 shares of Common Stock reserved for issuance pursuant to outstanding options, warrants, convertible securities and other agreements or instruments pursuant to which shares of Common Stock are reserved for issuance (the “Convertible Securities”).

      1.02.  Covenant Not to Issue Additional Shares. Seller agrees that, without Purchasers prior approval, it will not issue any other shares of its Common Stock, any shares of its Preferred Stock or any other Convertible Securities during the period commencing on the date hereof and expiring on the Closing Date (hereinafter defined), other than the Shares (as defined herein) and any shares of Common Stock issued in connection with the Reverse Merger on said date.

1.03.  Reverse Merger. Seller intends to complete a reverse merger transaction with Baxl Technologies, Inc. (and a private placement of securities simultaneously with the closing thereof) (the “Reverse Merger”). The consummation of the Reverse Merger is a condition to the Closing under this Agreement. Seller will form a subsidiary entity (the “Subsidiary”) for purposes of the Reverse Merger.

ARTICLE 2
PURCHASE OF SHARES

2.01.  Purchase Terms.

(a) Seller hereby sells to Purchaser free and clear of all liens, claims and encumbrances, and Purchaser hereby agrees to purchase from Seller, free and clear of all liens, claims and encumbrances, 1,005,000 shares of Common Stock (the “Shares”) for a purchase price of One Thousand Fifty Dollars ($1,050) (the “Purchase Price”). Notwithstanding the foregoing, Purchaser hereby agrees to allow the Escrow Agent to hold such Shares in escrow until the Closing Date. On the Closing Date, excluding any shares of Common Stock issued in connection with the Reverse Merger, there will be a total of 2,000,000 shares of Common Stock issued and outstanding immediately prior to the Closing Date. Any transfer or similar taxes, if any, imposed upon the sale and transfer of the Shares to Purchaser hereunder shall be borne by Seller.

(b)  The Purchase Price shall be paid by Purchaser to the Escrow Agent (hereinafter defined) upon the execution of this Agreement.

2.02. Release or Return of Purchase Price. The Escrow Agent will retain the Shares in his attorneys trust account until and subject to the Closing and will only release the same to Purchaser on and subject to the Closing. In the event, however, that the Closing does not occur by June 15, 2007 (unless extended by Purchaser as hereinafter provided or if delayed by an action of Seller), the Escrow Agent will return the Share Certificates (hereinafter defined) to Seller and the Purchaser shall retain the Purchase Price as a non-refundable payment and as liquidated damages with respect to Purchaser’s obligations hereunder, and thereafter, the parties hereto shall have no further rights or obligations under or in connection with this Agreement. If, however, the Closing does not occur due to any breach of this Agreement by Seller, or any breach or default by Seller of its obligations under the Merger Agreement relating to the Reverse Merger or any action of Seller, the Seller will refund, in full, the Purchase Price to Purchaser and thereafter, the parties hereto shall have no further rights or obligations under or in connection with this Agreement.

ARTICLE 3
THE CLOSING

3.01.  The Closing. The Closing will take place at the offices of the Escrow Agent on the day of the consummation of the Reverse Merger (the “Closing Date”). Purchaser’s obligation to close the transaction contemplated by this Agreement is subject to and conditioned upon the consummation of the Reverse Merger as hereinbefore provided, and Seller’s compliance with its representations, warranties, covenants and obligations under this Agreement. In the event that the Reverse Merger has not been consummated by June 15, 2007, but is still pending, Purchaser may, upon notice to Seller and the Escrow Agent, extend the Closing Date to the closing date specified in the Merger Agreement relating to the Reverse Merger (but not beyond July 27, 2007). If the Closing Date does not occur by June 15, 2007 (or any such extended date), Purchaser or Seller, as applicable, may terminate this Agreement upon three (3) days notice to Seller, or Purchaser, as applicable, and the Escrow Agent.

 3.02. Closing Deliveries

(a)  Upon the execution of this Agreement, Seller will deliver to the Escrow Agent stock certificates for the Shares (the “Share Certificates”) in the name of Purchaser and/or its designees.

(b) If the Closing occurs in accordance with the provisions of Section 3.01 hereof, (i) the Escrow Agent will deliver to Purchaser the Share Certificates in the name of Purchaser and/or its designees.

ARTICLE 4
ESCROW

    4.01.  Seller and Purchaser hereby appoint David M. Loev, Esq. as escrow agent hereunder (the “Escrow Agent”) and the Escrow Agent hereby accepts such appointment.

    4.02. The Escrow Agent will hold the Share Certificates in escrow. Seller will deliver the Share Certificates to the Escrow Agent as provided in Section 3.02(a) hereof and the Escrow Agent shall notify Purchaser of its receipt of same and retain the Share Certificates in escrow until the Closing. The Escrow Agent shall deliver the Share Certificates to Purchaser at the Closing, however, in the event that the Closing does not occur in accordance with the terms of this Agreement, the Escrow Agent will deliver the Share Certificates to Seller (or to Seller’s transfer agent for reissuance to Seller).

    4.03.  Purchaser will deliver the Purchase Price to the Escrow Agent pursuant to the terms of Section 2.01(b) hereof .

    4.04.  In the event of any dispute or disagreement between Purchaser and Seller with respect to the Purchase Price or the Share Certificates which cannot be resolved by them, such dispute or disagreement shall be submitted exclusively by any party hereto to binding arbitration before a single arbitrator of the American Arbitration Association in Harris County, Texas, which will apply the then prevailing commercial rules of arbitration of the American Arbitration Association. The determination of any such arbitrator (the “Arbitrator’s Award”) shall be binding and conclusive upon the parties hereto and may be enforced in any court of competent jurisdiction. By their execution hereof, the parties hereto consent and irrevocably submit to the in personam jurisdiction of the American Arbitration Association located in Harris County, Texas and agree that any process in any such action or proceeding may be served upon them personally or by certified or registered mail, return receipt requested, or by a nationally recognized overnight courier service, with the same force and effect as if personally served upon them in such County and State. The parties hereto each waive any claim that any such venue is not a convenient forum for any such action or proceeding and any defense of lack of in personam jurisdiction with respect thereto.

   4.05. The Escrow Agent shall not be liable to Seller or Purchaser by reason of any error of judgment or for any act done or step taken or omitted by him in good faith or for any mistake of fact or law or for  anything which it may do or refrain from doing in connection with this Agreement, except for any liability to Seller or Purchaser caused by or arising out of the Escrow Agent’s gross negligence or willful misconduct.

    4.06.  The Escrow Agent shall be entitled to rely on, and shall be protected in acting in reliance upon, any instructions or directions furnished to him in writing by Seller or Purchaser pursuant to any provisions of this Agreement and shall be entitled to treat as genuine, any letter, paper, or other document furnished to him and believed by him to be genuine and to have been signed and presented by the proper party or parties.

      4.07.  The Escrow Agent will, in consideration of his services hereunder, be paid $500 by Purchaser on the Closing Date.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE PARTIES

5.01. Representations and Warranties of Purchaser. To induce Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser hereby makes the following representations and warranties to Seller (which representations and warranties will be true and correct as of the date hereof and as of the Closing Date):

(a) Organization; Authority. Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, power and authority to enter into this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of such Purchaser. This Agreement has been duly and validly executed by Purchaser, and constitutes the valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Investment Representation. Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act of 1933, as amended, or any applicable state securities law and is acquiring the Shares for its own account and not with a view to or for distributing or reselling such Shares or any part thereof, has no present intention of distributing any of such Shares and has no arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty shall not limit Purchaser’s right to sell the Shares in compliance with applicable federal and state securities laws).

5.02. Representations and Warranties of Seller. To induce Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller hereby makes the following representations and warranties to Purchaser (which representations and warranties will be true and correct as of the date hereof and as of the Closing Date):

          (a) Organization; Authority. Seller is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, power and authority to enter into this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance by Seller of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of such Seller. This Agreement has been duly and validly executed and delivered by Seller, and constitutes the valid and binding obligation of Seller, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) No Conflict With Other Instruments. The consummation of the sale of the Shares to Purchaser in accordance with the terms of this Agreement will not be in conflict with, or result in a breach of, any term, condition, or provision of, or constitute a default under, any agreement, indenture, mortgage, deed of trust, or other instrument to which Seller is a party, and will not constitute an event that with the lapse of time or action by a third party, could result in a default under any of the foregoing, or result in the creation of any lien, charge, or encumbrance upon the Shares purchased hereby.

(c) No Conflict With Judgments or Decrees. The consummation of the sale of the Shares in accordance with the terms of this Agreement will not conflict with, or result in a breach of, any term, condition, or provision of any judgment, order, injunction, decree, writ, or ruling of any court or tribunal, to which Seller is subject.

(d) No Litigation. There are, to the best of Seller’s knowledge, no actions, suits, proceedings or claims pending or threatened against Seller, at law or in equity or before or by any foreign, federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, instrumentality, by any other person or entity with respect to, or any way relating to, the transactions contemplated by this Agreement

          (e) Title. The Shares, when issued by Seller to Purchaser pursuant to the terms hereof, will be fully paid, non-assessable and free and clear of all liens, claims, security interests or  return encumbrances of any kind.
          (f)  Liabilities. As of March 31, 2007, Seller’s liabilities do not exceed $10,750 and, on the Closing Date, Seller’s liabilities will not exceed $25,000, which liabilities will be assumed by BAXL Technologies, Inc. (“BAXL”) on the date of closing of the Reverse Merger and will be paid on such date by BAXL. Except for estimated auditing, accounting, transfer agent fees and expenses and the costs of formation of the Subsidiary $9,000 and legal fees of $12,500 (inclusive of preparing Seller’s Form 10-KSB for the year ended December 31, 2006 if requested by Purchaser) that Seller will incur on or before the Closing Date, Seller does not anticipate any other material liabilities being incurred by it on or prior to the Closing Date, other than as requested or consented to by Purchaser.

          (g)  No Business. On the Closing Date, Seller will not be engaged in any ongoing business activities and Purchaser will not, notwithstanding any provision of this Agreement to the contrary, be responsible for any costs or expenses incurred by Seller in complying with this representation.

5.03.  Survival. Notwithstanding any provision of this Agreement to the contrary, the representations and warranties of Purchaser and Seller set forth in this Article shall survive the Closing of the transactions contemplated hereby.

ARTICLE 6
MISCELLANEOUS

6.01. Miscellaneous.

  (a)  This Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, warranties, statements, promises, arrangements and understandings, whether oral or written, express or implied, between the parties hereto with respect to the subject matter hereof and may not be changed or modified except by an instrument in writing signed by the party or parties to be bound thereby. This Agreement has been subject to the mutual consultation, negotiation and agreement of the parties hereto and shall not be construed for or against either party hereto on the basis of such party having drafted this Agreement.

  (b)  All notices, consents, requests, and other communications required or permitted to be given under this Agreement (the “Notices”), shall be in writing and delivered personally or by a nationally recognized overnight courier service, receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto as follows (or to such other address as either of the parties hereto shall specify by notice given in accordance with this provision):

If to Seller:

Allmarine Consultants Corporation
8601 RR 2222, Bldg. 1, Suite 210
Austin, Texas 78730

If to Purchaser:

Mastodon Ventures, Inc.
600 Congress Ave, Suite 1220
Austin, Texas 78701
Attention: Robert Hersch, President

With a copy to:
Robert L. Blessey, Esq.
51 Lyon Ridge Road
Katonah, NY 10536

All such Notices shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for a notice of a change of address which shall be effective and deemed to have been given only upon receipt.

(c)  Neither Seller nor Purchaser may assign this Agreement or their respective rights, benefits or obligations hereunder without the written consent of the non-assigning party, except that Purchaser may assign, in whole or in part, its rights to purchase the Shares to any third party(ies) designated by it.

       (d)  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement is intended to confer upon any person or entity, other than the parties hereto, or their respective successors or permitted assigns, any rights, benefits, obligations, remedies or liabilities under or in connection with this Agreement.

    (e)  No waiver of any provision of this Agreement or of any breach hereof shall be effective unless in writing and signed by the party to be bound thereby. The waiver by either party hereto of a breach of any provision of this Agreement, or of any representation, warranty, obligation or covenant in this Agreement by the other party hereto, shall not be construed as a waiver of any subsequent breach of the same or of any other provision, representation, warranty, obligation or covenant of such other party under this Agreement, unless the instrument of waiver expressly provides otherwise.

       (f)  This Agreement shall be governed by and construed in accordance with the laws of Texas with respect to contracts made and to be fully performed therein without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising under or as a result of this Agreement or the consummation of the transactions contemplated hereby, shall be brought solely in a Federal or State court located in Harris County, Texas except as otherwise provided below. By their execution hereof, the parties hereto irrevocably consent and submit to the in personam jurisdiction of the Federal and State courts located in Harris County, Texas and agree that any process in any suit or proceeding commenced in such courts under this Agreement may be served upon them personally or by certified or registered mail, return receipt requested, or by a nationally recognized overnight courier service which provides evidence of delivery, with the same force and effect as if personally served upon them in such county and State. The parties hereto each waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense of lack of in personam jurisdiction with respect thereto.

     (g)  The parties hereto hereby agree that, at any time and from time to time after the date hereof upon the reasonable request of any of the parties hereto and at no cost to the party to which any such request is made, they shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, and assurances as may be reasonably required to more effectively consummate this Agreement and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this Agreement.

     (h)  Each party hereto represents and warrants to the other that it has been represented by independent counsel of its own choosing in connection with the negotiation, execution, delivery and consummation of this Agreement.

     (i)  Except as set forth below, each of the parties hereto shall bear all of their respective costs and expenses incurred in connection with the negotiation, preparation, execution, consummation, performance and/or enforcement of this Agreement. Notwithstanding the foregoing, (A) in the event of any action or proceeding instituted by any party hereto to enforce the provisions of this Agreement, the party prevailing therein shall be entitled to reimbursement by the other breaching party of the legal costs and expenses incurred by the prevailing party in connection therewith and (B) Purchaser will reimburse Seller for legal expenses incurred by it in connection with the transactions contemplated by this Agreement, not to exceed $7,500 per month (or $12,500 in the aggregate for each full month prior to the Closing Date). Purchaser will pay such amounts to Seller within five (5) days after the end of each full month (beginning with the month of April) against receipt of bills or invoices for such fees as actually incurred during each such month. Any such legal expenses incurred in any partial month in which the Closing occurs will be paid by BAXL on the date of closing of the Reverse Merger.

     (j)  This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed an original, but all of which when taken together, shall constitute one and the same instrument and this Agreement may be completed by facsimile transmission, which transmission will be deemed to be an original and considered fully legal and binding on the parties hereto.

(k)  The Article and Section headings used in this Agreement have been used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

(l)  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall remain in full force and effect

[SIGNATURES FOLLOW ON NEXT PAGE]

                         IN WITNESS WHEREOF, the undersigned have set their hands effective as of the date hereof.

SELLER:
ALLMARINE CONSULTANTS
CORPORATION
By: /s/ Michael Chavez

Michael Chavez Chief Executive Officer
Print Name and Title

PURCHASER:
MASTODON VENTURES, INC.

By: /s/ Robert Hersch
Robert Hersch, President